UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2006

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The Quantum Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31727	20-0774748
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3460 Fairlane Farms Road, Suite 4, Wellington, Florida, 33414

(Address of Principal Executive Office) (Zip Code)

(561) 798-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure

The Registrant has prepared and released to the investment community effective January 13, 2006, in electronic e-book form, an executive presentation with pro-forma projections for fiscal years 2006 through 2010. This e-book will be posted on the Registrants website www.qtum.com and may be recalled by the Registrant at any time without notice or warning. Registrant takes no responsibility for updated or advising of any changes in business model or continued relevance of presentation and financial projections. The release of this e-book with projections contains the following statement:

Certain statements contained in this presentation which are not based on historical facts are forward looking statements as the term is defined in the Private Securities Litigation Reform Act of 1996, and are subject to uncertainties and risks including, but not limited to, the demand for this Company’s products and services, economic and competitive conditions, integration of acquired operations, difficulty in controlling healthcare cost, negative effects of prospective healthcare reform, the availability of attracting competent personnel/management, ability to properly execute its business strategy in containing healthcare costs, possible adverse change in federal requirements, access to borrowed or equity capital on favorable terms, and other risks that may cause actual results to materially differ from projections. Although The Quantum Group, Inc. believes its expectations are reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from their expectations.

Item 9.01

Exhibits

99.1

Five Year Financial Projections

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Quantum Group, Inc.

By:	/s/ NOEL J. GUILLAMA
Noel J. Guillama President and CEO

Date:  January 16, 2006

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